UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 27, 2021

MESA LABORATORIES, INC.
(Exact name of registrant as specified in its charter)

Colorado (State or other jurisdiction of incorporation)	0-11740 (Commission File Number)	84-0872291 (I.R.S. Employer Identification No.)

12100 West Sixth Avenue, Lakewood, Colorado (Address of principal executive offices)	80228 (Zip Code)

Registrant’s telephone number, including area code: 303-987-8000

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered under Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered

Common Stock, no par value	MLAB	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

ITEM 5.07          SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS

The Annual Meeting of Shareholders of Mesa Laboratories, Inc. was held on August 27, 2021. Of the 5,199,892 shares of common stock entitled to vote, 4,778,487 were represented either in person or proxy. Seven directors were elected to serve until the next Annual Meeting of Shareholders. The advisory vote to approve executive compensation was approved. The ratification of the appointment of Plante & Moran, PLLC as the Company’s independent registered public accounting firm for the year ending March 31, 2022 was approved. The 2021 Equity Incentive Plan was approved.

The seven directors elected were:

	For	Withheld	Broker Non-Votes
Jenny S. Alltoft	4,369,102	116,471	292,914
Evan C. Guillemin	4,418,344	67,229	292,914
Shannon M. Hall	4,369,022	116,551	292,914
David M. Kelly	4,422,227	63,346	292,914
Gary M. Owens	4,430,763	54,810	292,914
John B. Schmieder	3,899,739	585,834	292,914
John J. Sullivan, Ph.D.	4,426,543	59,030	292,914

The advisory vote to approve executive compensation was approved by the following vote:

For	Against	Abstain	Broker Non-Votes
4,064,105	382,247	39,221	292,914

The appointment of Plante & Moran, PLLC as the Company’s independent registered public accounting firm for the year ending March 31, 2021 was approved by the following vote:

For	Against	Abstain	Broker Non-Votes
4,583,726	184,942	9,814	--

The 2021 Equity Incentive Plan was approved by the following vote:

For	Against	Abstain	Broker Non-Votes
4,317,388	128,327	39,858	292,914

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DATE: August 27, 2021		Mesa Laboratories, Inc.
(Registrant)

	BY:	/s/ Gary M. Owens
Gary M. Owens
President and Chief Executive Officer